Exhibit 99.1
                                                                    ------------


     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the filing of the financial statements of Ophthalmic Imaging Systems ("Registrant") for the fiscal year ended December 31, 2002 (the "Report"), each of the undersigned hereby certifies, to such officer's knowledge, that:


         1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

         2.  The  information  contained in the Report fairly  presents,  in all
             material   respects,   the  financial   condition  and  results  of
             operations of Registrant.


                                                 /s/ Gil Allon
                                                 -------------------------
                                                 Gil Allon
                                                 Chief Executive Officer


                                                 /s/ Ariel Shenhar
                                                 ------------------------
                                                 Ariel Shenhar
                                                 Chief Financial Officer


         A signed original of this written statement required by Section 906 has been provided to Ophthalmic Imaging Systems and will be retained by Ophthalmic Imaging Systems and furnished to the Securities and Exchange Commission or its staff upon request.